Exhibit 10.1

Execution Version

JOINDER TO LOAN AGREEMENT

JOINDER, dated as of December 9, 2013 (this “Joinder”) by American Airlines, Inc. (“AAI”) and American Airlines Group Inc. (f/k/a AMR Corporation (“AAG” and, together with AAI, the “New Guarantors” and each, a “New Guarantor”)) to the $1,600,000,000 Loan Agreement, dated as of May 23, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among US Airways, Inc. (the “Borrower”), US Airways Group, Inc. (“Group”), the direct and indirect Subsidiaries of Group and certain other affiliates of the Borrower party thereto from time to time, the Lenders party thereto and Citicorp North America, Inc., as administrative agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

RECITALS

WHEREAS, Group entered into an Agreement and Plan of Merger, dated as of February 13, 2013, with AAG pursuant to which Group became a wholly-owned subsidiary of AAG (as amended, supplemented or otherwise modified, the “Merger”) upon the consummation of the merger contemplated thereby as of the date hereof;

WHEREAS, Section 5.8(f) of the Loan Agreement provides that, if the Merger occurs, with reasonable promptness (and in any event within five Business Days) following the Merger, in the case of each AMR Obligor, the Borrower shall cause such Person to execute a joinder pursuant to which such Person shall become party to the Loan Agreement.

WHEREAS, the Merger occurred on December 9, 2013.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each New Guarantor, each New Guarantor, intending legally to be bound, hereby agrees as follows:

1. Joinder. By the execution of this Joinder, such New Guarantor hereby agrees that it is, and shall be deemed for all purposes to be, a Guarantor under the Loan Agreement and the Guaranty, and agrees that it is bound by the terms, conditions and obligations set forth therein, with the same force and effect as if such New Guarantor had been an original signatory thereto.

2. Notice. The address of such New Guarantor set forth below its signature hereto shall be its address for all purposes of the Loan Agreement as if set forth in Annex A thereto, pursuant to Section 9.7(a) thereto.

3. Governing Law. This Joinder shall be construed in accordance with, and shall be governed by, the laws of the State of New York.

4. Further Assurances. Such New Guarantor agrees to perform any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by the Administrative Agent to carry out the provisions of this Joinder.

IN WITNESS WHEREOF, the New Guarantors have executed this Joinder Agreement as of the date first above written.

AMERICAN AIRLINES, INC.

By	/s/ Kenneth W. Wimberly
Name:	Kenneth W. Wimberly
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Address and Contact Information:
4333 Amon Carter Blvd.
Fort Worth, Texas 76155

Attn: Treasurer
Tel: 817-963-1234
Fax: 817-967-4318

AMERICAN AIRLINES GROUP INC.

By	/s/ Kenneth W. Wimberly
Name:	Kenneth W. Wimberly
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Address and Contact Information:
4333 Amon Carter Blvd.
Fort Worth, Texas 76155

Attn: Treasurer
Tel: 817-963-1234
Fax: 817-967-4318

ACKNOWLEDGED:

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Matthew Bunke
Name:	Matthew Bunke
Title:	Vice President

SIGNATURE PAGE TO JOINDER TO LOAN AGREEMENT